Exhibit 10.8

AMENDMENT

TO THE

HONEYWELL INTERNATIONAL INC.

RETIREMENT PLAN FOR EXECUTIVES IN CAREER BAND 6 AND ABOVE

The Honeywell International Inc. Retirement Plan for Executives in Career Band 6 and Above shall be, and hereby is, amended by inserting the following new paragraph at the end of Section 4.1:

“Notwithstanding any provision of this Plan to the contrary, the Supplemental Benefit for a Participant who is accruing a benefit in this Plan as of December 31, 2015 shall be calculated by taking into account the amendments that were made to the Retirement Program definitions of Compensation, Final Average Compensation, and Social Security Benefit (as defined in the Retirement Program). For the avoidance of doubt, Final Average Compensation shall be frozen as of December 31, 2015 and no amounts earned or paid, or deemed earned or paid, after December 31, 2015 shall be included in Compensation; provided, however, that amounts earned in 2015 and paid in March 2016 under the Honeywell Management Incentive Plan, the Honeywell International Inc. Incentive Compensation Plan for Executive Employees, or the Honeywell Capital Management Incentive Compensation Plan shall be included in 2015 Compensation.”